UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2020

CARRIER GLOBAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39220	83-4051582
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13995 Pasteur Boulevard
Palm Beach Gardens, Florida 33418
(Address of principal executive offices, including zip code)
(561) 365-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CARR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 19, 2020, Carrier Global Corporation (“Carrier” or the “Company”) announced the appointment of Patrick Goris, age 49, to serve as the Company’s Senior Vice President & Chief Financial Officer (“CFO”), effective November 16, 2020. Mr. Goris will succeed Timothy McLevish, age 65, who will retire on February 15, 2021. Mr. McLevish will remain with the Company until his retirement in the role of Special Advisor to Carrier’s President & CEO Dave Gitlin.

Since 2017, Mr. Goris has served as the Senior Vice President and Chief Financial Officer of Rockwell Automation, Inc., a publicly traded provider of industrial automation and digital transformation solutions. Mr. Goris previously held other roles with Rockwell Automation, serving as Vice President, Investor Relations and Vice President, Finance, Architecture & Software from 2015 to 2017, and as Vice President, Finance, Architecture & Software, Operations and Engineering Services from 2013 to 2015. Mr. Goris has served as a director of Lincoln Electric Holdings, Inc., a welding products company, since 2018.

The Company has entered into an offer letter with Mr. Goris setting forth his compensation terms as CFO, including a base annual salary of $700,000 and, commencing in 2021, an annual bonus target of 100% of base salary. Additionally, the offer letter provides that, after commencing employment, Mr. Goris will be awarded a sign-on equity grant with a target grant date value of $4,000,000, consisting of 50% stock appreciation rights and 50% restricted stock units, vesting one third per year for three years, generally subject to continued employment through the applicable vesting date. The offer letter further provides that Mr. Goris will receive a sign-on cash award of $1,000,000, payable in December 2020, which is subject to repayment if Mr. Goris voluntarily resigns within 24 months after the payment date. These sign-on awards, which are intended to replace unvested equity awards from Rockwell Automation, are contingent on Mr. Goris commencing employment with Carrier before December 8, 2020, which is when certain awards that he received from Rockwell Automation will vest if he were to continue to work for that company. Mr. Goris will participate in Carrier’s employee benefit and executive compensation programs provided to senior executives.

Item 7.01	Regulation FD Disclosure

On October 19, 2020, Carrier issued a press release announcing the appointment of Mr. Goris as CFO, which included a statement regarding Carrier's 2020 outlook and trends.  A copy of the press release is furnished herewith as Exhibit 99.1, is incorporated herein by reference, and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated October 19, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER GLOBAL CORPORATION
(Registrant)
Date: October 19, 2020	By:	/s/ Mark G. Thompson
Mark G. Thompson
Vice President, Secretary & Deputy General Counsel